SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2005
S&T BANCORP, INC. INCENTIVE STOCK PLAN
(Exact name of registrant as specified in its charter)
Pennsylvania	0-12508	25-1434426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
43 South 9th Street, Indiana, PA		15701
(Address of principal executive offices)		(Zip code)
800-325-2265
Registrant's telephone number, including area code:

Item  1.01  Entry into a Material Definitive Agreement

On June 20, 2005, the Board of Directors of S&T Bancorp, Inc. (S&T) approved the accelerated vesting of the December 20, 2004 stock options awarded to eligible participants under the S&T Incentive Stock Plan which have an exercise price of $37.08. As a result of the acceleration, unvested options granted in 2004 to acquire approximately 381,000 shares of S&T's common stock, which otherwise 50% would have vested on January 1, 2006 and the remaining shares on January 1, 2007, became immediately exercisable.

S&T's decision to accelerate the vesting of these options was related to the Financial Accounting Standards Board issuance of Statement of Financial Accounting Standard No. 123 (revised 2004), Share Based Payment ("FAS 123R"). Under current guidance, S&T will adopt FAS 123R on January 1, 2006 and believes the above-mentioned acceleration of vesting will reduce the compensation expense related to its Incentive Stock Plan in 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&T Bancorp, Inc. Incentive Stock Plan
By:	/s/ Robert E. Rout Senior Executive Vice President, Chief Financial Officer and Secretary

Dated: June 20, 2005